Exhibit 16.1

September 9, 2015

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Galectin Therapeutics, Inc.’s statements included under Item 4.01 of its Form 8-K to be filed on September 11, 2015 and we agree with such statements concerning our firm.

/s/ McGladrey LLP

McGladrey LLP